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                                                                     EXHIBIT 5.1

                          [LETTERHEAD OF SHAW PITTMAN]


                                October 12, 2000


Video Network Communications, Inc.
50 International Drive
Portsmouth, New Hampshire 03801

Ladies and Gentlemen:

        We have acted as counsel to Video Network Communications, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") which is being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers for resale from time to time by certain selling stockholders (the "Selling Stockholders"): (i) 1,760,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); (ii) redeemable publicly traded warrants to purchase 1,760,000 shares of Common Stock at an initial exercise price of $4.00 per share (the "Public Warrants"); and (iii) the 1,760,000 shares of Common Stock underlying the Public Warrants (the "Warrant Shares"). The Registration Statement also registers for issuance and sale by the
Company: (i) the Warrant Shares; (ii) 264,000 shares of Common Stock included as part of units, with each such unit consisting of one share of Common Stock and one Public Warrant, which units may be issued upon exercise of a purchase option (the "Purchase Option") issued to the placement agent of the private placement completed by the Company in August 2000 as partial compensation for its services (the "Placement Agent Shares"); (iii) Public Warrants to purchase 264,000 shares of Common Stock included as part of the units issuable upon exercise of the Purchase Option (the "Placement Agent Warrants"); and (iv) the 264,000 shares of Common Stock underlying the Placement Agent Warrants (the "Placement Agent Warrant Shares" and, together with the Placement Agent Shares, and the Placement Agent Warrants, the "Placement Agent Securities").

        For purposes of this opinion, we have examined copies of the following documents:

        1.   The Registration Statement;

        2. The Certificate of Incorporation of the Company, as amended, restated or supplemented, as of the date hereof;

        3. The Bylaws of the Company, as amended, restated or supplemented, as of the date hereof;

        4.   The form of the Public Warrant;

        5. The resolutions of the Board of Directors of the Company dated July 2, 2000, July 26, 2000 and August 21, 2000;

        6. A certificate of the Secretary of the Company dated August 25, 2000;

        7.   The Purchase Option; and

        8. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

        In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Common Stock, Public Warrants, Warrant Shares and Placement Agent Securities (collectively, "Securities") to be sold pursuant to the Registration Statement, (i) the resolutions of the Board of Directors authorizing the offering and sale of the Securities have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities. We have also assumed that the offering, sale and delivery of the Securities will not at the time of such offering and sale violate or conflict with (1) the Certificate of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Securities to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Certificate of Incorporation, as then amended, restated or supplemented, and unissued at such time.

        Based on the foregoing, we are of the opinion that:

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        1.    The shares of Common Stock and the Public Warrants to be offered and resold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized, were validly issued and are fully paid and non-assessable.

        2. The Warrant Shares to be issued by the Company upon exercise of the Public Warrants have been duly authorized and, upon issuance by the Company in accordance with the terms of the Public Warrants and assuming the receipt by the Company of the aggregate exercise price of such Public Warrants, will be validly issued, fully paid and non-assessable.

        3. The Placement Agent Securities to be issued by the Company pursuant to the Purchase Option have been duly authorized and, upon issuance by the Company in accordance with the terms of the Purchase Option and assuming the receipt by the Company of the aggregate consideration required to be paid pursuant to the Purchase Option, will be validly issued, fully paid and non-assessable.

        We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for the purposes of any part of the Registration Statement.



                                                 Very truly yours,

                                                 /s/ Shaw Pittman
                                                 ------------------------------

                                                 SHAW PITTMAN